                                                Exhibit 99.1
[NORTHERN BORDER PARTNERS, L.P. LOGO]
                                                NEWS        13710 FNB Parkway
                                                RELEASE     Omaha, NE 68154-5200

                                                For Further Information
                                                Contact:

                                                Media Contact:
                                                Beth Jensen
                                                (402) 492-3400

                                                Investor Contacts:
                                                Ellen Konsdorf
                                                Lisa Couillard
                                                (877) 208-7318



NORTHERN BORDER PARTNERS, L.P. REPORTS
--------------------------------------
THIRD QUARTER RESULTS AND UPDATES GUIDANCE
------------------------------------------

FOR IMMEDIATE RELEASE:  Tuesday, October 26, 2004

       OMAHA - Northern Border Partners, L.P. (NYSE - NBP) today reported third quarter 2004 net income of $34.7 million, or $0.69 per unit, compared to a loss of $183.7 million, or a loss of $3.92 per unit in the third quarter of 2003. Year-to-date 2004, Northern Border Partners reported net income of $104.6 million, or $2.08 per unit, as compared to a loss of $118.9 million, or a loss of $2.72 per unit for the same period in 2003. As reported earlier, third-quarter 2003 net income reflected non-cash charges of approximately $219 million to reflect asset and goodwill impairments for the gathering and processing segment. Excluding the effects of this impairment charge, the 2003 third quarter and year-to-date net income would have been $35.4 million ($0.70 per unit) and $100.1 million ($2.05 per unit), respectively.

       Cash flows as measured by earnings before interest, taxes, depreciation, and amortization (EBITDA) increased to $88.1 million in the third quarter 2004 from $86.8 million in the third quarter of 2003. Year-to-date 2004 EBITDA was $266.5 million compared to $259.2 million for the same period one year ago.

       Third quarter 2004 results were positively impacted by higher prices of both natural gas and natural gas liquids in the Partnership's Williston Basin gathering and processing business as well as slightly higher volumes in this area. Also contributing to the 2004 third quarter was a gain of $3.2 million on the sale of certain gathering assets in the Powder River Basin. Additionally, the Partnership reduced its reserves for uncollectible accounts by $1.8 million as a result of the current status of its bankruptcy claims against Enron Corp. and Enron North America. Results for the third quarter of 2003 included income from a $3.3 million payment received for a change in ownership of the other partner in Bighorn Gas Gathering, L.L.C.

       Delivered volumes in the Partnership's interstate natural gas pipelines segment increased during third quarter 2004 to 272 billion cubic feet (Bcf) versus 266 Bcf for the third quarter of 2003. Average gathering volumes increased to 1,220 million cubic feet per day (MMcf/d) during the third quarter 2004 compared to 1,058 MMcf/d for the third quarter 2003. Volumes on the Partnership's wholly-owned gathering systems in the Powder River Basin increased to 216 MMcf/d in the third quarter of 2004 from 212 MMcf/d in third quarter 2003. Gathering and processing volumes in the Williston Basin increased to 56 MMcf/d for the third quarter of 2004 from 54 MMcf/d in the third quarter 2003.

       "During the third quarter our businesses generated solid results. We continue to be pleased with the financial results generated by our interstate pipelines and our gathering and processing business in the Williston Basin. Operating results from our Williston assets were excellent due primarily to strong natural gas and liquids prices," said Bill Cordes, chairman and chief executive officer of Northern Border Partners. "Also, the sale of a small, non-strategic gathering system in the Powder River Basin provided us with additional income this quarter," said Cordes.

       On October 19, 2004, the Partnership Policy Committee declared the Partnership's quarterly cash distribution of $0.80 per common unit for the third quarter of 2004. The indicated annual rate is $3.20. The distribution is payable November 12, 2004 to unitholders of record October 29, 2004.

       The Partnership is again increasing its earnings and EBITDA guidance for 2004. Net income is expected to be in the range of $135 million to $138 million or $2.69 to $2.75 per unit. EBITDA is now anticipated to be approximately $350 million to $357 million. Distributable cash flows (DCF) are expected to be $184 million to $189 million or $3.72 to $3.83 per unit.

         The Partnership is also initiating guidance for 2005. Net income is expected to be in the range of $126 million to $131 million ($2.50 to $2.60 per unit). EBITDA is anticipated to be approximately $345 million to $355 million. Projected net income for 2005 is expected to be essentially the same as 2004 when the effects of several non-recurring events are excluded. These events include resolution of Enron-related items for bankruptcy claims and cost allocations; Powder River Basin asset sales; and property tax adjustments. Distributable cash flows for 2005 are expected to be $174 million to $182 million or $3.50 to $3.70 per unit.

       An integral assumption underlying the expectations for 2005 is fully recontracting Northern Border Pipeline at maximum rate levels. Northern Border Pipeline has a significant amount of capacity, approximately 725 MMcf/d, under contracts that expire in the spring of 2005. Northern Border Pipeline is aggressively marketing this capacity; however, it is possible that natural gas price differentials between Western Canada and the Mid-Continent may not be great enough at certain times of the year to support maximum rate levels. Consequently, the Partnership believes a reduction in expected 2005 net income and cash flow of $5 million to $10 million is possible. The impact on net income and cash flow may vary outside this range depending on actual natural gas price differentials experienced during the year.

         "During the third quarter we have achieved other important accomplishments including recontracting capacity on Northern Border Pipeline for the 2004-2005 winter period, finalizing the contractual support for two internal growth projects on our interstate pipelines and initiating construction of an expansion on our Williston Basin assets," Cordes said.

         "Also, the mid-September announcement regarding the purchase of the majority of the general partner interests by ONEOK is another significant development," Cordes concluded.

         The Partnership previously announced that Northern Border Pipeline in response to its posting had recontracted capacity due to expire on November 1, 2004 at maximum rates with terms of five to six months. Following this posting, less than one percent of the firm capacity remains available beginning in November until spring 2005.

         During this quarter the Partnership also moved forward with several internal growth projects. The Eastern Extension Project on Midwestern Gas Transmission will extend the pipeline approximately 30 miles with a capacity of 120,000 dekatherms per day and is estimated to cost between $22 million and $25 million. Subject to regulatory approvals, the project has a proposed in-service date of November 2006.

         Northern Border Pipeline Company is planning the Chicago Expansion III Project to expand the capacity on its pipeline from Harper, Iowa to Chicago, Illinois by approximately 15 percent. Capital costs are estimated to be $20 million and the target in-service date is spring 2006.

         Bear Paw Energy is currently expanding the northwest portion of its gathering system to accommodate natural gas volumes from the Bakken Oil Play with an estimated completion late in the fourth quarter of 2004 at a cost of approximately $14 million. Additional well connections are anticipated in 2005 and 2006, at a capital cost of approximately $6 million.

         Northern Border Partners will host a conference call on Wednesday, October 27, 2004 at 9:00 a.m. Central Time to review third quarter 2004 results and discuss its outlook for the remainder of 2004 and 2005. This call is being web cast by CCBN and may be accessed via the Partnership's website at http://www.northernborderpartners.com.

       An audio replay of the call will be available through November 3, 2004 by dialing, toll free in the United States and Canada, 800-405-2236 and entering passcode 11010961.

       The Partnership has disclosed in this press release EBITDA and DCF amounts that are non-GAAP financial measures. Management believes EBITDA and DCF provide useful information to investors as a measure of comparability to peer companies. However, these calculations may vary from company to company, so the Partnership's computations may not be comparable to other companies'. Management further uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. Reconciliations of third quarter and year-to-date EBITDA to net income and cash flows from operating activities for 2003 and 2004 are included in the financial information with this release. On a consolidated basis, EBITDA is reconciled to cash flows from operating activities determined under GAAP. For segment information of this press release, EBITDA is reconciled to net income rather than to cash flows from operating activities, since the Partnership does not determine segment cash flows from operating activities due to its intercompany cash management activity. Reconciliations of projected EBITDA to projected net income and computations of projected DCF for 2004 and 2005 are attached to this release.

       Northern Border Partners, L.P. is a publicly traded partnership formed to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information can be found at http://www.northernborderpartners.com.


This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include natural gas development in the Western Canadian Sedimentary Basin; competitive conditions in the overall natural gas and electricity markets; our ability to market pipeline capacity on favorable terms; performance of contractual obligations by the shippers; our ability to recover costs in pipeline rates relating to the settlement with the Fort Peck Tribes on rights-of-way and tax issues; prices of natural gas and natural gas liquids; the rate of development, gas quality, and competitive conditions in gas fields near the Partnership's natural gas gathering systems in the Powder River and Williston Basins and its investments in the Powder River and Wind River Basins; our ability to renegotiate gathering contracts with producers; regulatory actions and receipt of expected regulatory clearances; renewal of the coal slurry transportation contract under favorable terms and preparation for a possible temporary shutdown of the coal slurry pipeline; regulation under the Public Utility Holding Company Act of 1935, including the inability to or a delay in obtaining requisite approvals for activities not pre-approved or exempted; CCE Holdings, LLC closing its acquisition of CrossCountry Energy from Enron Corp., and ONEOK closing its acquisition of Northern Plains Natural Gas Company and NBP Services Corporation from CCE Holdings, LLC, and the success in obtaining all necessary regulatory and governmental approvals for both acquisitions; any costs related to changes in the systems and services currently provided to us by Enron Corp. and CrossCountry Energy and their affiliates; actions by rating agencies; our ability to complete acquisitions or growth projects and their future performance; timely receipt of right-of-way, regulatory clearances and approval for the expansion projects; our ability to control operating costs; and conditions in the capital markets and our ability to access the capital markets.

                         NORTHERN BORDER PARTNERS, L.P.

                              FINANCIAL HIGHLIGHTS
               (Unaudited: In Millions Except Net Income Per Unit)

                                                                        THIRD QUARTER                         YEAR TO DATE
                                                                  2004               2003              2004               2003
                                                                 ------            --------          -------            --------
Operating Revenue                                                $148.1             $138.0            $436.5             $410.5
Income From Continuing Operations                                 $34.7            ($183.6)           $104.6            ($122.7)
Net Income                                                        $34.7            ($183.7)           $104.6            ($118.9)
Per Unit Income From Continuing Operations                        $0.69             ($3.92)            $2.08             ($2.80)
Per Unit Net Income                                               $0.69             ($3.92)            $2.08             ($2.72)
Cash Flows From Operating Activities                              $63.6              $74.1            $193.4             $169.3
EBITDA (1)                                                        $88.1              $86.8            $266.5             $259.2


                        CONSOLIDATED STATEMENT OF INCOME
               (Unaudited: In Millions Except Net Income Per Unit)

                                                                             THIRD QUARTER                         YEAR TO DATE
                                                                        2004               2003                2004          2003
                                                                      -------            -------             -------       -------
Operating Revenue                                                      $148.1             $138.0              $436.5        $410.5
                                                                      -------            -------             -------       -------
Operating Expenses
        Product Purchases                                                26.1               20.4                71.0          60.7
        Operations and Maintenance                                       30.4               30.7                89.3          89.1
        Depreciation and Amortization (2)                                21.4              239.1                64.5         278.6
        Taxes Other Than Income                                           9.6                8.6                27.4          26.9
                                                                      -------            -------             -------       -------
        Total Operating Expenses                                         87.5              298.8               252.2         455.3
                                                                      -------            -------             -------       -------

Operating Income                                                         60.6            (160.8)               184.3        (44.8)

Interest Expense, Net                                                  (19.3)             (19.2)              (56.4)        (60.2)
Other Income, Net                                                         2.2                4.2                 3.7           4.5
Equity Earnings from Investments                                          3.9                4.5                13.9          16.4
Minority Interest                                                      (11.3)             (11.2)              (36.2)        (33.5)
                                                                      -------            -------             -------       -------

Income From Continuing Operations Before Income Taxes                    36.1            (182.5)               109.3       (117.6)
Income Taxes                                                              1.4                1.1                 4.7           5.1
                                                                      -------            -------             -------       -------

Income From Continuing Operations                                        34.7            (183.6)               104.6       (122.7)
Discontinued Operations, net of tax                                       0.0              (0.1)                 0.0           4.4
Cumulative Effect of Change in Accounting Principle, net of tax           0.0                0.0                 0.0         (0.6)
                                                                      -------            -------             -------       -------
Net Income                                                              $34.7           ($183.7)              $104.6      ($118.9)
                                                                      =======           ========             =======      ========

Per Unit Income From Continuing Operations                              $0.69            ($3.92)               $2.08       ($2.80)
                                                                      =======           ========             =======      ========

Per Unit Net Income                                                     $0.69            ($3.92)               $2.08       ($2.72)
                                                                      =======           ========             =======      ========

Average Units Outstanding                                                46.4               46.4                46.4          45.0
                                                                      =======           ========             =======      ========

                         NORTHERN BORDER PARTNERS, L.P.

                 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                            (Unaudited: In Millions)



RECONCILIATION OF EBITDA (1) TO NET INCOME                                          THIRD QUARTER                 YEAR TO DATE
                                                                                 2004           2003           2004           2003
                                                                                -------       --------       --------       --------
EBITDA (1)                                                                       $88.1          $86.8         $266.5         $259.2
        Minority Interest                                                        (11.3)         (11.2)         (36.2)         (33.5)
        Interest Expense, Net                                                    (19.3)         (19.2)         (56.4)         (60.2)
        Depreciation and Amortization (including amounts in Other
            Income, Net and Discontinued Operations) (2)                         (21.4)        (239.1)         (64.7)        (279.5)
        Income taxes (including amounts in Discontinued Operations)               (1.4)          (1.1)          (4.7)          (4.5)
        Equity AFUDC (included in Other Income, Net)                               0.0            0.1            0.1            0.2
        Cumulative Effect of Change in Accounting Principle, net of tax            0.0            0.0            0.0           (0.6)
                                                                                 -----         ------         ------         ------
Net Income                                                                       $34.7        ($183.7)        $104.6        ($118.9)
                                                                                 =====         ======         ======         ======

RECONCILIATION OF EBITDA (1) TO CASH FLOWS FROM OPERATING ACTIVITIES

EBITDA (1)                                                                       $88.1          $86.8         $266.5         $259.2
        Interest Expense, Net                                                    (19.3)         (19.2)         (56.4)         (60.2)
        Changes in Current Assets and Liabilities                                  4.6           11.6            4.0           (9.2)
        Equity Earnings from Investments                                          (3.9)          (4.5)         (13.9)         (16.4)
        Distributions Received from Equity Investments                             1.6            3.7           10.6           16.0
        Changes in Reserves and Deferred Credits                                  (0.1)          (0.4)          (3.2)          (8.3)
        Gain on Sale of Assets                                                    (3.2)           0.0           (3.4)          (4.9)
        Other                                                                     (4.2)          (3.9)         (10.8)          (6.9)
                                                                                 -----         ------         ------         ------
Cash Flows From Operating Activities                                             $63.6          $74.1         $193.4         $169.3
                                                                                 =====         ======         ======         ======

                         NORTHERN BORDER PARTNERS, L.P.

                           OTHER FINANCIAL INFORMATION
                            (Unaudited: In Millions)

                                                                                   SEPTEMBER 30,     DECEMBER 31,
                                                                                      2004               2003
                                                                                 ---------------    ----------------
SUMMARY BALANCE SHEET DATA
Total assets by segment:
         Interstate Natural Gas Pipelines                                              $1,934.1            $1,970.8
         Natural Gas Gathering and Processing                                             567.9               565.5
         Coal Slurry Pipeline                                                              20.0                21.3
         Other (assets not allocated to segments)                                          15.0                13.0
                                                                                 ---------------    ----------------
              Total consolidated assets                                                $2,537.0            $2,570.6
                                                                                 ===============    ================

Consolidated capitalization:
         Long-term debt, including current maturities                                  $1,363.2            $1,416.0
         Partners' capital                                                                780.0               795.1
         Minority interests in partners' equity                                           268.8               240.7
         Accumulated other comprehensive income                                             6.8                 5.5
                                                                                 ---------------    ----------------
             Total capitalization                                                       2,418.8             2,457.3

Consolidated other current liabilities and reserves and deferred credits                  118.2               113.3
                                                                                 ---------------    ----------------

             Total liabilities and capitalization                                      $2,537.0            $2,570.6
                                                                                 ===============    ================


                                                                    THIRD QUARTER                          YEAR TO DATE
                                                              2004                2003               2004                2003
                                                         ---------------    ----------------   ----------------    ----------------
CAPITAL EXPENDITURES AND EQUITY INVESTMENTS (3)
         Maintenance -
             Interstate Natural Gas Pipelines                      $3.3                $2.9               $8.9                $7.3
             Natural Gas Gathering and Processing                   1.3                 0.6                2.2                 2.1
             Coal Slurry Pipeline                                   0.1                 0.3                1.5                 1.7
                                                         ---------------    ----------------   ----------------    ----------------
                                                                    4.7                 3.8               12.6                11.1
                                                         ---------------    ----------------   ----------------    ----------------
         Growth -
             Interstate Natural Gas Pipelines                       0.3                 0.8                0.4               122.6
             Natural Gas Gathering and Processing                   3.3                 1.5                4.9                 4.4
             Coal Slurry Pipeline                                   0.0                 0.0                0.0                 0.0
                                                         ---------------    ----------------   ----------------    ----------------
                                                                    3.6                 2.3                5.3               127.0
                                                         ---------------    ----------------   ----------------    ----------------

         Total                                                     $8.3                $6.1              $17.9              $138.1
                                                         ===============    ================   ================    ================

(1) EBITDA is computed from (a) net income plus (b) the cumulative effect of change in accounting principle; (c) minority interest; (d) interest expense, net; (e) income taxes; and (f) depreciation and amortization less (g) equity AFUDC.

(2) Depreciation and amortization includes an asset impairment charge of $76.0 million and a goodwill impairment charge of $143.1 million for total impairment charges of $219.1 million.

(3) Management classifies expenditures that are expected to generate additional revenues or significant operating efficiency as growth capital expenditures and equity investments. Any remaining capital expenditures are classified as maintenance.

(4) Volume information presented in operating results includes 100% of the volumes for joint ventures and equity investments as well as for wholly-owned subsidiaries.

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)

                                                                 THIRD QUARTER                          YEAR TO DATE
                                                           2004                2003               2004                2003
                                                      ---------------    ----------------   ----------------    ----------------
INTERSTATE NATURAL GAS PIPELINES SEGMENT

Operating Results (4):
         Gas Delivered (MMcf)                                271,929             266,287            847,505             822,176
         Average Throughput (MMcf/d)                           3,029               2,965              3,167               3,123

Financial Results  (In Millions):
Operating Revenue                                              $95.0               $93.5             $287.1              $279.1
                                                      ---------------    ----------------   ----------------    ----------------
Operating Expenses
         Operations and Maintenance                             15.9                15.6               43.5                43.6
         Depreciation and Amortization                          16.8                16.4               50.0                48.9
         Taxes Other Than Income                                 8.8                 8.6               24.9                25.0
                                                      ---------------    ----------------   ----------------    ----------------
         Total Operating Expenses                               41.5                40.6              118.4               117.5
                                                      ---------------    ----------------   ----------------    ----------------

Operating Income                                                53.5                52.9              168.7               161.6

Interest Expense, Net                                          (10.7)              (11.7)             (32.1)              (36.4)
Other Income, Net                                               (0.2)                0.3                0.4                 0.6
Equity Earnings from Investments                                 0.4                 0.6                1.0                 1.5
                                                      ---------------    ----------------   ----------------    ----------------

Income Before Income Taxes                                      43.0                42.1              138.0               127.3
Income Taxes                                                     1.1                 0.8                3.7                 4.2
                                                      ---------------    ----------------   ----------------    ----------------

Net Income                                                      41.9                41.3              134.3               123.1
Net income to Minority Interest                                (11.3)              (11.2)             (36.2)              (33.5)
                                                      ---------------    ----------------   ----------------    ----------------

Net Income to Northern Border Partners                         $30.6               $30.1              $98.1               $89.6
                                                      ===============    ================   ================    ================

EBITDA (1)                                                     $70.5               $70.1             $220.4              $212.7
                                                      ===============    ================   ================    ================
Distributions from Northern Border Pipeline:
   Paid to Northern Border Partners                            $36.1               $27.2             $109.2               $79.1
   Paid to Minority Interest                                   $15.5               $11.6              $46.8               $33.9
                                                      ---------------    ----------------   ----------------    ----------------
         Total Distributions                                   $51.6               $38.8             $156.0              $113.0
                                                      ===============    ================   ================    ================


RECONCILIATION OF EBITDA (1) TO NET INCOME

EBITDA (1)                                                     $70.5               $70.1             $220.4              $212.7
         Minority Interest                                     (11.3)              (11.2)             (36.2)              (33.5)
         Interest Expense, Net                                 (10.7)              (11.7)             (32.1)              (36.4)
         Depreciation and Amortization                         (16.8)              (16.4)             (50.3)              (49.2)
         Income taxes                                           (1.1)               (0.8)              (3.7)               (4.2)
         Equity AFUDC (included in Other Income
           (Expense))                                            0.0                 0.1                0.0                 0.2
                                                      ---------------    ----------------   ----------------    ----------------
Net Income                                                     $30.6               $30.1              $98.1               $89.6
                                                      ===============    ================   ================    ================

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)

                                                                              THIRD QUARTER                      YEAR TO DATE
                                                                          2004            2003              2004            2003
                                                                        --------         --------         --------         --------
NATURAL GAS GATHERING AND PROCESSING SEGMENT

Operating Results (4):
               Volumes (MMcf/d):
                    Gathering                                              1,220            1,058            1,163            1,106
                    Processing                                                56               54               54               51
Financial Results  (In Millions):
Operating Revenue                                                       $   47.6         $   39.0         $  133.0         $  115.4
                                                                        --------         --------         --------         --------
Operating Expenses
               Product Purchases                                            26.1             20.4             71.0             60.7
               Operations and Maintenance                                    9.1             10.7             30.2             30.7
               Depreciation and Amortization (2)                             3.8            222.2             11.4            228.4
               Taxes Other Than Income                                       0.6             (0.1)             1.8              1.4
                                                                        --------         --------         --------         --------
               Total Operating Expenses                                     39.6            253.2            114.4            321.2
                                                                        --------         --------         --------         --------

Operating Income                                                             8.0           (214.2)            18.6           (205.8)

Interest Expense, Net                                                       (0.1)            (0.2)            (0.3)            (0.5)
Other Income (Expense)                                                       3.2              3.8              3.6              3.8
Equity Earnings from Investments                                             3.5              3.9             12.9             14.9
                                                                        --------         --------         --------         --------

Income Before Income Taxes                                                  14.6           (206.7)            34.8           (187.6)
Income Taxes                                                                 0.1              0.0              0.6              0.0
                                                                        --------         --------         --------         --------

Net Income                                                                  14.5           (206.7)            34.2           (187.6)
                                                                        ========         ========         ========         ========

EBITDA (1)                                                              $   18.5         $   15.7         $   46.5         $   41.3
                                                                        ========         ========         ========         ========

Distributions Received from Equity Investments                          $    1.6         $    3.7         $   10.6         $   16.0
                                                                        ========         ========         ========         ========


RECONCILIATION OF EBITDA (1) TO NET INCOME

EBITDA (1)                                                              $   18.5         $   15.7         $   46.5         $   41.3
               Interest Expense, Net                                        (0.1)            (0.2)            (0.3)            (0.5)
               Depreciation and Amortization                                (3.8)          (222.2)           (11.4)          (228.4)
               Income taxes                                                 (0.1)             0.0             (0.6)             0.0
                                                                        --------         --------         --------         --------
Net Income                                                              $   14.5         ($ 206.7)        $   34.2         ($ 187.6)
                                                                        ========         ========         ========         ========

                         NORTHERN BORDER PARTNERS, L.P.
                           SUMMARY SEGMENT INFORMATION
                                   (Unaudited)

                                                                               THIRD QUARTER             YEAR TO DATE
                                                                             2004         2003        2004          2003
                                                                          ----------   ----------   ----------   ----------
COAL SLURRY PIPELINE SEGMENT

Operating Results:
               Tons of Coal Shipped (In Thousands)                             1,217        1,298        3,346        3,155


Financial Results  (In Millions):
Operating Revenue                                                         $      5.5   $      5.5   $     16.3   $     16.0
                                                                          ----------   ----------   ----------   ----------
Operating Expenses
               Operations and Maintenance                                        3.4          3.1          9.9         10.2
               Depreciation and Amortization                                     0.8          0.5          3.0          1.3
               Taxes Other Than Income                                           0.2          0.1          0.6          0.5
                                                                          ----------   ----------   ----------   ----------
               Total Operating Expenses                                          4.4          3.7         13.5         12.0
                                                                          ----------   ----------   ----------   ----------

Operating Income                                                                 1.1          1.8          2.8          4.0

Other Income                                                                     0.0          0.0          0.0          0.1
                                                                          ----------   ----------   ----------   ----------

Income From Continuing Operations Before Income Taxes                            1.1          1.8          2.8          4.1
Income Taxes                                                                     0.2          0.3          0.4          0.9
                                                                          ----------   ----------   ----------   ----------

Income From Continuing Operations                                                0.9          1.5          2.4          3.2
Cumulative Effect of Change in Accounting Principle, net of tax                  0.0          0.0          0.0         (0.4)
                                                                          ----------   ----------   ----------   ----------
Net Income                                                                $      0.9   $      1.5   $      2.4   $      2.8
                                                                          ==========   ==========   ==========   ==========

EBITDA (1)                                                                $      1.9   $      2.3   $      5.8   $      5.4
                                                                          ==========   ==========   ==========   ==========


RECONCILIATION OF EBITDA (1) TO NET INCOME

EBITDA (1)                                                                $      1.9   $      2.3   $      5.8   $      5.4
               Depreciation and Amortization                                    (0.8)        (0.5)        (3.0)        (1.3)
               Income taxes                                                     (0.2)        (0.3)        (0.4)        (0.9)
               Cumulative Effect of Change in Accounting Principle, net
               of tax                                                            0.0          0.0          0.0         (0.4)
                                                                          ----------   ----------   ----------   ----------
Net Income                                                                $      0.9   $      1.5   $      2.4   $      2.8
                                                                          ==========   ==========   ==========   ==========

                         NORTHERN BORDER PARTNERS, L.P.
                 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                            (Unaudited: In millions)

RECONCILIATION OF EBITDA TO NET INCOME - PROJECTED 2004 AND PROJECTED 2005


                                                                Projected 2004                  Projected 2005
                                                        ---------------------------       ---------------------------
                                                           Low              High             Low              High
                                                        ----------       ----------       ----------       ----------
EBITDA                                                        $350             $357             $345             $355
Minority Interest                                             ($48)            ($49)            ($48)            ($49)
Interest Expense, Net                                         ($77)            ($79)            ($80)            ($84)
Depreciation and Amortization Expense                         ($85)            ($86)            ($86)            ($87)
Income Taxes                                                   ($5)             ($6)             ($4)             ($5)
                                                        ==========       ==========       ==========       ==========

Net Income*                                                   $135             $138             $126             $131
                                                        ==========       ==========       ==========       ==========

* The reconciliations of EBITDA and Net Income do not total due to use of ranges for the various components of the reconciliation.

RECONCILIATION OF EBITDA TO DISTRIBUTABLE CASH FLOW - PROJECTED 2004 AND PROJECTED 2005

                                                              Projected 2004                   Projected 2005
                                                        ---------------------------     ---------------------------
                                                           Low             High            Low             High
                                                        ----------      ----------      ----------      ----------
EBITDA (from above)                                           $350            $357            $345            $355
Interest Expense, Net                                         ($77)           ($79)           ($80)           ($84)
Maintenance Capital                                           ($25)           ($30)           ($30)           ($35)
Distributions to Minority Interest                            ($61)           ($62)           ($56)           ($58)
Other                                                          ($1)             $1             ($2)            ($3)
                                                        ==========      ==========      ==========      ==========

Distributable Cash Flow**                                     $184            $189            $174            $182
                                                        ==========      ==========      ==========      ==========

Distributable Cash Flow (from above)                          $184            $189            $174            $182
Distributions to General Partners                               11              11              11              11
                                                        ----------      ----------      ----------      ----------
Distributable Cash Flow to Limited Partners                   $173            $178            $163            $171
                                                        ==========      ==========      ==========      ==========

Distributable Cash to Limited Partners per Unit              $3.72           $3.83           $3.50           $3.70
                                                        ==========      ==========      ==========      ==========

**The reconciliations of EBITDA and Distributable Cash Flow do not total due to use of ranges for the various components of the reconciliation.